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                                                                  Exhibit (a)(1)



                        NUVEEN TAX-FREE RESERVES, INC.

              ARTICLES OF AMENDMENT TO ARTICLES OF INCORPORATION

     NUVEEN TAX-FREE RESERVES, INC., a Maryland corporation having its principal office in Baltimore City, Maryland (the "Corporation"), hereby certifies to the State Department of Assessments and Taxation of Maryland that:

     FIRST: The charter of the Corporation is hereby amended by amending Article SECOND of the Articles of Incorporation to read as follows:

            SECOND: That the name of the Corporation is: Nuveen Municipal Money Market Fund, Inc. (the "Corporation").

     SECOND: The amendment of the charter of the Corporation as hereinabove set forth has been duly approved by a majority of the entire board of directors and is limited to a change expressly permitted by Section 2-605 of the Maryland General Corporation Law to be made without action by the stockholders. The Corporation is registered as an open-end company under the Investment Company Act of 1940.

     IN WITNESS WHEREOF, NUVEEN TAX-FREE RESERVES, INC. has caused these Articles of Amendment to be signed in its name and on its behalf by its Vice President and witnessed by its Assistant Secretary.

     The undersigned Vice President acknowledges these Articles of Amendment to be the corporate act of the Corporation and states that to the best of his knowledge, information and belief, the matters and facts set forth herein with respect to the authorization and approval hereof are true in all material respects and that this statement is made under the penalties of perjury.


Witness                             NUVEEN TAX-FREE
                                    RESERVES, INC.




   /s/ Karen L. Healy                  By:    /s/ Gifford R. Zimmerman
____________________________              -------------------------------
Karen L. Healy                                Gifford R. Zimmerman
Assistant Secretary                           Vice President